UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 28, 2005

JMAR Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5800 Armada Drive, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 602-3292

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2005, the Naval Air Warfare Center AD ("NAVAIR") executed an Amendment of Solicitation/Modification of Contract with JMAR Technologies, Inc. Systems Division to provide for an increase in the total amount of the existing contract with NAVAIR (the "NAVAIR Contract") from $9,999,999 to $17,579,999. The period of performance under the NAVAIR Contract was also extended from March 2005 to June 2007. The NAVAIR Contract is a multi-year contract that is incrementally funded on an annual basis. Concurrently with this amendment, NAVAIR also released $3.6 million of funding to support continuing work under this contract. The NAVAIR Contract is sponsored by the U.S. Defense Advanced Research Projects Agency (DARPA).

Under the amended NAVAIR Contract, JMAR will continue development of sub-100nm feature X-ray masks for next generation lithography and for the production of Zone Plate optics for JMAR’s development of its X-ray Microscope and X-Ray Nano Probe new products. Under this contract, JMAR will use its patented, advanced X-ray lithography stepper technology and newly developed X-ray masks to demonstrate fabrication of high-density CRAM integrated circuits with 35-50nm contact holes enabling 4 Mb and higher densities for high-priority military and space applications. The X-ray masks developed through this program will also be used to produce the X-ray optical elements known as Zone Plates, which collect and focus X-rays and are key components of X-ray Microscopes and X-ray Nano Probe tools.

On June 30, 2005, JMAR issued a press release announcing the execution of the NAVAIR Contract and release of additional funding.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Press Release issued on June 30, 2005 announcing the execution of the NAVAIR Contract and release of additional funding.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

July 5, 2005	By:	Joseph G. Martinez

Name: Joseph G. Martinez
Title: Sr. V.P. & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued on June 30, 2005 announcing the execution of the NAVAIR Contract and release of additional funding.